Exhibit 99.3

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Penguins REIT Sub, LLC, which we refer to as Merger Sub, a wholly owned subsidiary of Digital Realty Trust, Inc., which we refer to as Digital Realty or DLR, plans to merge with and into DuPont Fabros Technology, Inc., which we refer to as DuPont Fabros or DFT, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Digital Realty. In addition, a subsidiary of DLR’s operating partnership, Digital Realty Trust, L.P., which we refer to as DLR OP, plans to merge with and into DFT’s operating partnership, DuPont Fabros Technology, L.P., which we refer to as DFT OP, with DuPont Fabros Technology, L.P. as the surviving partnership and a wholly owned subsidiary of Digital Realty Trust, L.P. We refer to these mergers collectively as the mergers. The mergers are part of the transactions contemplated by the Agreement and Plan of Merger entered into on June 8, 2017, which we refer to as the merger agreement, among Digital Realty, DuPont Fabros and certain of their subsidiaries. In addition, on June 8, 2017, in connection with the execution of the merger agreement, DLR entered into two separate commitment letters, pursuant to which the initial commitment parties agreed to (i) provide a senior unsecured bridge loan facility, which we refer to as the bridge facility, in the original principal amount of $1.4 billion and (ii) provide a mortgage loan facility of up to $104 million to one or more wholly-owned subsidiaries of DLR OP, which we refer to as the mortgage loan facility, in each case to potentially fund the repayment of DFT debt and transaction costs in connection with the mergers. We refer to the bridge facility and the mortgage loan facility collectively as the committed facilities.

The consummation of the mergers is subject to certain customary closing conditions, including, among others, approval by the holders of a majority of the outstanding shares of DFT common stock, approval of the issuance of DLR common stock by a majority of the votes cast by the holders of DLR common stock at a special meeting of Digital Realty’s stockholders, the absence of certain legal impediments to the consummation of the mergers, the effectiveness of a registration statement on Form S-4 filed by Digital Realty in connection with the mergers, approval for listing on the New York Stock Exchange of the shares of DLR common stock to be issued in connection with the mergers, the absence of a material adverse effect on either Digital Realty or DuPont Fabros and compliance by the parties to the merger agreement with their respective obligations under the merger agreement. The obligations of the parties to consummate the mergers are not subject to any financing condition or the receipt of any financing by Digital Realty. As of the date of this Current Report on Form 8-K, the mergers are expected to be completed in the second half of 2017.

Pursuant to the terms and conditions in the merger agreement, at the effective time of the mergers, (i) each share of DFT common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.545 shares of DLR common stock, which we refer to as the common consideration, and (ii) each share of 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share, of Dupont Fabros, which we refer to as the DFT series C preferred stock, will be converted into the right to receive one validly issued, fully paid and nonassessable share of 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, of Digital Realty, which we refer to as the DLR series C preferred stock, having substantially similar rights, privileges, preferences and interests as the DFT series C preferred stock. In addition, (i) each outstanding share of restricted DFT common stock will vest and all restrictions thereon will lapse, and each such restricted share will be cancelled in exchange for the right to receive the common consideration, (ii) each outstanding award of performance stock units granted by DFT, which we refer to as DFT performance stock units, will vest and be cancelled and converted into the right to receive the common consideration and (iii) each outstanding and unexercised option to purchase shares of DFT common stock will be automatically converted into an option covering a number of shares of DLR common stock equal to the number of shares of DFT common stock subject to such option immediately prior to the effective time of the mergers multiplied by 0.545, rounded down to the nearest whole share, with an exercise price per share equal to the exercise price per share of such option immediately prior to the effective time of the merger, divided by 0.545, rounded up to the nearest whole cent.

At the effective time of the mergers, each common unit of limited partnership interest in the DFT OP, or DFT OP common units, issued and outstanding immediately prior to the effective time held by a limited partner of the DFT OP will be converted into the right to receive 0.545 common units of limited partnership interest in DLR OP, or the DLR OP common units. In the alternative, limited partners in the DFT OP may elect to redeem their DFT OP common units in order to receive the common consideration.

These unaudited pro forma condensed combined financial statements, which we refer to as the pro forma financial statements, were prepared using the acquisition method of accounting with DLR considered the accounting acquirer of DFT. Under the acquisition method of accounting, the purchase price is allocated to the underlying DFT tangible and intangible assets acquired and liabilities assumed based on their respective fair values with the excess purchase price, if any, allocated to goodwill.

The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is available as of the date of this Current Report on Form 8-K. The total consideration for the mergers and the assignment of fair values to DFT’s assets acquired and liabilities assumed has not been finalized, is subject to change, could vary materially from the actual amounts at the time the mergers are completed and may not have identified all adjustments necessary to conform DFT’s accounting policies to DLR’s accounting policies. A final determination of the fair value of DFT’s assets and liabilities, including intangible assets, will be based on the actual net tangible and intangible assets and liabilities of DFT that exist as of the closing date of the mergers and, therefore, cannot be made prior to the completion of the mergers. In addition, the value of the consideration to be paid by DLR upon the consummation of the mergers will be determined based on the closing price of DLR’s common stock on the closing date of the mergers. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the pro forma financial statements presented below. DLR estimated the fair value of DFT’s assets and liabilities based on discussions with DFT’s management, preliminary valuation studies, due diligence and information presented in DFT’s public filings. Upon completion of the mergers, final valuations will be performed. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in adjustments to the pro forma balance sheet and/or statements of income. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

The aggregate purchase price for financial statement purposes will be based on the actual closing price per share of DLR common stock on the closing date consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations, which could differ materially from the assumed price per share of $112.95 (the last reported sales price of DLR’s common stock on the New York Stock Exchange on June 30, 2017) used in the pro forma financial statements. If the actual closing price per share of DLR common stock on the closing date is higher than the assumed amount, the final purchase price will be higher; conversely, if the actual closing price is lower, the final purchase price will be lower.

Assumptions and estimates underlying the unaudited adjustments to the pro forma financial statements are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the mergers, (2) factually supportable and (3) expected to have a continuing impact on the results of income of DLR following the mergers. The pro forma condensed consolidated statements of income for the three months ended March 31, 2017 and the year ended December 31, 2016 consolidate the historical consolidated statements of income of DLR and DFT, giving effect to the mergers as if they had been consummated on January 1, 2016, the beginning of the earliest period presented. The pro forma balance sheet combines the historical consolidated balance sheet of DLR and the historical consolidated balance sheet of DFT as of March 31, 2017, giving effect to the mergers as if they had been consummated on March 31, 2017. This information is presented for illustrative purposes only. It is neither indicative of the consolidated operating results that would have occurred or financial position that would have existed if such transactions had occurred on the dates described above and in accordance with the assumptions described below, nor is it indicative of future operating results or financial position.

The pro forma financial statements, although helpful in illustrating the financial characteristics of DLR following the mergers under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the mergers and do not attempt to predict or suggest future results. Specifically, the unaudited pro forma condensed combined statements of income exclude projected operating efficiencies and overhead synergies expected to be achieved as a result of the mergers. The pro forma financial statements also exclude the effects of costs associated with any restructuring or integration activities from the mergers as they are currently not known and, to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the mergers. However, such costs could affect DLR following the mergers in the period the costs are incurred or recorded. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the results of DLR following the mergers.

The following Unaudited Pro Forma Condensed Combined Financial Information is based on, and should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the historical audited consolidated financial statements of DLR and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission, or the SEC, on March 1, 2017;

•	the historical unaudited condensed consolidated financial statements of DLR and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its quarterly report on Form 10-Q for the quarterly period ended March 31, 2017, as filed with the SEC on May 10, 2017;

•	the historical audited consolidated financial statements of DFT and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, on February 23, 2017; and

•	the historical unaudited condensed consolidated financial statements of DFT and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its quarterly report on Form 10-Q for the quarterly period ended March 31, 2017, as filed with the SEC on April 27, 2017.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2017

(in thousands)

	Historical
	Digital Realty Trust, Inc.	DuPont Fabros Technology, Inc. (See Note 1)	Pro Forma Adjustments	Note Reference	Pro Forma Combined Company
ASSETS
Investments in real estate:
Properties:
Land	$767,148	$179,648	$130,316	2(b)	$1,077,112
Acquired ground leases	11,489	—	—		11,489
Buildings and improvements	10,558,200	3,407,545	317,895	2(b)	14,283,640
Tenant improvements	532,168	—	—		532,168

Total investments in properties	11,869,005	3,587,193	448,211		15,904,409
Accumulated depreciation and amortization	(2,792,910)	(661,499)	661,499	2(c)	(2,792,910)

Net investments in properties	9,076,095	2,925,694	1,109,710		13,111,499
Investment in unconsolidated joint ventures	112,856	—	—		112,856

Net investments in real estate	9,188,951	2,925,694	1,109,710		13,224,355
Cash and cash equivalents	14,950	44,980	—		59,930
Accounts and other receivables, net of allowance for doubtful accounts	195,406	9,504	—		204,910
Deferred rent	418,858	121,340	(121,340)	2(d)	418,858
Acquired above-market leases, net	20,826	4,793	155,806	2(b)	181,425
Goodwill	757,444	—	1,770,526	2(b)	2,527,970
Acquired in-place lease value, deferred leasing costs and intangibles, net	1,501,843	26,238	1,513,481	2(b)	3,041,562
Restricted cash	10,447	—	—		10,447
Assets held for sale	56,154	—	—		56,154
Other assets	164,669	45,463	—		210,132

Total assets	$12,329,548	$3,178,012	$4,428,183		$19,935,743

LIABILITIES AND EQUITY
Global revolving credit facility, net	$564,467	$197,819	$(135,424)	2(a)	$626,862
Unsecured term loan, net	1,505,667	249,089	(249,089)	2(a)	1,505,667
Unsecured senior notes, net	4,128,110	837,895	(837,895)	2(a)	4,128,110
Mortgage loans, including premiums, net	3,085	109,592	(5,592)	2(a)	107,085
Bridge loan facility	—	—	1,400,000	2(a)	1,400,000
Accounts payable and other accrued liabilities	804,371	111,804	—		916,175
Accrued dividends and distributions	—	46,426	—		46,426
Acquired below-market leases, net	78,641	2,214	182,853	2(b)	263,708
Security deposits and prepaid rents	171,692	70,235	—		241,927
Obligations associated with assets held for sale	3,070	—	—		3,070

Total liabilities	7,259,103	1,625,074	354,853		9,239,030

Redeemable noncontrolling interests – operating partnership	—	579,329	(517,753)	2(e)	61,576
Commitments and contingencies
Equity:
Stockholders’ Equity:
Preferred Stock	1,012,961	201,250	—		1,214,211
Common Stock	1,584	78	350	2(e)	2,012
Additional paid-in capital	5,769,091	773,321	4,064,509	2(e)	10,606,921
Accumulated dividends in excess of earnings	(1,629,633)	—	(172,000)	2(e)	(1,801,633)
Accumulated other comprehensive loss, net	(122,540)	(1,040)	—		(123,580)

Total stockholders’ equity	5,031,463	973,609	3,892,859		9,897,931

Noncontrolling Interests:
Noncontrolling interests in operating partnership	32,409	—	698,224	2(e)	730,633
Noncontrolling interests in consolidated joint ventures	6,573	—	—		6,573

Total noncontrolling interests	38,982	—	698,224		737,206

Total equity	5,070,445	973,609	4,591,083		10,635,137

Total liabilities and equity	$12,329,548	$3,178,012	$4,428,183		$19,935,743

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(In thousands, except share and per share data)

	Historical
	Digital Realty Trust, Inc.	DuPont Fabros Technology, Inc. (See Note 1)	Pro Forma Adjustments	Note Reference	Pro Forma Combined Company
Operating Revenues:
Rental	$404,126	$91,899	$(2,705)	3(a)	$493,320
Tenant reimbursements	87,288	45,295	—		132,583
Interconnection and other	57,225	—	—		57,225
Fee income	1,895	—	—		1,895
Other	35	2,290	—		2,325

Total operating revenues	550,569	139,484	(2,705)		687,348

Operating Expenses:
Rental property operating and maintenance	169,339	40,240	—		209,579
Property taxes	26,919	4,496	—		31,415
Insurance	2,592	514	—		3,106
Depreciation and amortization	176,466	28,207	57,211	3(b)	261,884
General and administrative	34,647	6,812	—	3(c)	41,459
Transactions	3,323	512	—		3,835
Other	—	2,144	—		2,144

Total operating expenses	413,286	82,925	57,211		553,422

Operating income	137,283	56,559	(59,916)		133,926
Other Income (Expenses):
Equity in earnings of unconsolidated joint ventures	5,324	—	—		5,324
Loss on sale of property	(522)	—	—		(522)
Interest and other income	151	—	—		151
Interest expense	(55,450)	(12,284)	2,798	3(d)	(64,936)
Tax expense	(2,223)	—	—		(2,223)

Net income	84,563	44,275	(57,118)		71,720
Net income attributable to noncontrolling interests	(1,025)	(5,712)	4,428	3(e)	(2,309)

Net income attributable to Digital Realty Trust, Inc.	83,538	38,563	(52,690)		69,411
Preferred stock dividends	(17,393)	(3,333)	—		(20,726)

Net income available to common stockholders	$66,145	$35,230	$(52,690)		$48,685

Net income per share available to common stockholders:
Basic	$0.42	0.46			$0.24
Diluted	$0.41	0.45			$0.24

Weighted average common shares outstanding:
Basic	159,297,027	76,670,425	42,835,402	3(f)	202,132,429
Diluted	160,421,655	77,651,406	42,835,402	3(f)	203,257,057

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2016

(In thousands, except share and per share data)

	Historical
	Digital Realty Trust, Inc.	DuPont Fabros Technology, Inc. (See Note 1)	Pro Forma Adjustments	Note Reference	Pro Forma Combined Company
Operating Revenues:
Rental	$1,542,511	$347,512	$(9,540)	3(a)	$1,880,483
Tenant reimbursements	355,903	169,668	—		525,571
Interconnection and other	204,317	—	—		204,317
Fee income	6,285	—	—		6,285
Other	33,197	11,521	—		44,718

Total operating revenues	2,142,213	528,701	(9,540)		2,661,374

Operating Expenses:
Rental property operating and maintenance	660,177	154,206	—		814,383
Property taxes	102,497	18,102	—		120,599
Insurance	9,492	2,078	—		11,570
Depreciation and amortization	699,324	107,781	260,279	3(b)	1,067,384
General and administrative	152,733	23,043	—	3(c)	175,776
Transactions	20,491	1,532	—		22,023
Other	213	10,074	—		10,287

Total operating expenses	1,644,927	316,816	260,279		2,222,022

Operating income	497,286	211,885	(269,819)		439,352
Other Income (Expenses):
Equity in earnings of unconsolidated joint ventures	17,104	—	—		17,104
Gain on sale of property	169,902	22,833	—		192,735
Interest and other income (expense)	(4,564)	(33)	—		(4,597)
Interest expense	(236,480)	(52,006)	4,964	3(d)	(283,522)
Tax expense	(10,385)	—	—		(10,385)
Loss from early extinguishment of debt	(1,011)	(1,232)	—		(2,243)

Net income	431,852	181,447	(264,855)		348,444
Net income attributable to noncontrolling interests	(5,665)	(24,248)	20,054	3(e)	(9,859)

Net income attributable to Digital Realty Trust, Inc.	426,187	157,199	(244,801)		338,585
Preferred stock dividends	(83,771)	(20,739)	—		(104,510)
Issuance costs associated with redeemed preferred stock	(10,328)	(12,495)	—		(22,823)

Net income available to common stockholders	$332,088	$123,965	$(244,801)		$211,252

Net income per share available to common stockholders:
Basic	$2.21	$1.69			$1.10
Diluted	$2.20	$1.67			$1.09

Weighted average common shares outstanding:
Basic	149,953,662	$73,003,164	42,835,402	3(f)	192,789,064
Diluted	150,679,688	$73,839,036	42,835,402	3(f)	193,515,090

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Reclassifications of Historical DFT

Financial information presented in the “Historical-DuPont Fabros Technology, Inc.” columns in the unaudited pro forma condensed combined balance sheet and income statement represents the historical balance sheet of DFT as of March 31, 2017 and the historical statement of operations of DFT for the three months ended March 31, 2017 and for the year ended December 31, 2016, respectively. Such financial information has been reclassified or classified to conform to the historical presentation in DLR’s consolidated financial statements as set forth below. Unless otherwise indicated, defined line items included in the footnotes have the meanings given to them in the historical financial statements of DFT.

(in thousands)	Before Reclassification	Reclassification Amount			After Reclassification
Balance Sheet
Construction in progress and land held for development	$493,442	$(493,442)	(1)		$—
Land	103,304	76,344	(1)		179,648
Building and improvements	3,019,725	387,820	(1	)(5)	3,407,545
Accumulated depreciation and amortization	(689,099)	27,600	(5)		(661,499)
Acquired above-market leases, net	—	4,793	(2)		4,793
Acquired in-place lease value, deferred leasing costs and intangibles, net	24,560	1,678	(5)		26,238
Other assets	50,256	(4,793)	(2)		45,463
Accounts payable and accrued liabilities	29,647	82,157	(3)		111,804
Construction costs payable	75,884	(75,884)	(3)		—
Accrued interest payable	6,273	(6,273)	(3)		—
Acquired below-market leases, net	—	2,214	(4)		2,214
Security deposits and prepaid rents	72,449	(2,214)	(4)		70,235

Income Statement - For the Three Months Ended March 31, 2017
Rental	$91,268	$631	(1)		$91,899
Other revenue	2,921	(631)	(1)		2,290
Real estate taxes and insurance	5,010	(5,010)	(2)		—
Property taxes	—	4,496	(2)		4,496
Insurance	—	514	(2)		514
Rental property operating and maintenance	40,191	49	(3)		40,240
Transactions	—	512	(3)		512
Other	2,705	(561)	(3)		2,144

Income Statement - For the Year Ended December 31, 2016
Rental	$345,022	$2,490	(1)		$347,512
Other revenue	14,011	(2,490)	(1)		11,521
Real estate taxes and insurance	20,180	(20,180)	(2)		—
Property taxes	—	18,102	(2)		18,102
Insurance	—	2,078	(2)		2,078
Rental property operating and maintenance	154,064	142	(3)		154,206
Transactions	—	1,532	(3)		1,532
Other	11,781	(1,707)	(3)		10,074
Interest and other income (expense)	—	33	(3)		33

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

Reclassification and classification of the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2017:

(1)	Represents disaggregation and reclassification of “Construction in progress and land held for development” of $493.4 million to “Land” of $76.3 million and “Buildings and improvements” of $417.1 million.

(2)	Represents reclassification of “Other assets” of $4.8 million to “Acquired above-market leases, net” of $4.8 million.

(3)	Represents reclassification of “Construction costs payable” of $75.9 million and “Accrued interest payable” of $6.3 million to “Accounts payable and other accrued liabilities” of $82.2 million.

(4)	Represents reclassification of “Security deposits and prepaid rents” of $2.2 million to “Acquired below-market leases, net” of $2.2 million.

(5)	Represents reclassification of “Buildings and improvements” of $29.3 million and “Accumulated depreciation and amortization” of ($27.6) million to “Acquired in-place lease value, deferred leasing costs and intangibles, net” of $1.7 million.

Reclassification and classification of the Unaudited Pro Forma Condensed Combined Income Statement for the three months ended March 31, 2017:

(1)	Represents reclassification of “Other revenue” of $0.6 million to “Rental revenue” of $0.6 million.

(2)	Represents reclassification of “Real estate taxes and insurance” of $5.0 million to “Property taxes” of $4.5 million and to “Insurance” of $0.5 million.

(3)	Represents reclassification of “Other expense” of $0.6 million to “Rental property operating and maintenance” of $0.1 million and to “Transactions” of $0.5 million.

Reclassification and classification of the Unaudited Pro Forma Condensed Combined Income Statement for the year ended December 31, 2016:

(1)	Represents reclassification of “Other revenue” of $2.5 million to “Rental revenue” of $2.5 million.

(2)	Represents reclassification of “Real estate taxes and insurance” of $20.2 million to “Property taxes” of $18.1 million and to “Insurance” of $2.1 million.

(3)	Represents reclassification of “Other expense” of $1.7 million to “Rental property operating and maintenance” of $0.2 million and to “Transactions” of $1.5 million and to “Interest and other income (expense)” of $0.0 million.

2.	Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The unaudited pro forma condensed combined balance sheet reflects the effect of the following adjustments:

(a)	Summary of sources and uses for the mergers (in thousands):

Sources of funds:
DLR common stock (1)	$4,837,679
DLR OP common units (1)	732,693
DLR series C preferred stock (2)	201,250
Global revolving credit and committed facilities (3)	1,566,395

Total sources of funds	$7,338,017

Uses of funds:
DFT common stock and OP units (1)	$5,570,372
DFT series C preferred stock (2)	201,250
DFT indebtedness(4)	1,394,395
Transaction costs (5)	172,000

Total uses of funds	$7,338,017

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

(1)	Reflects the issuance of 42.8 million shares of DLR common stock and 6.7 million DLR OP common units at an assumed price of $112.95 per share of DLR common stock and DLR OP common unit, the last reported sales price of DLR’s common stock on the New York Stock Exchange on June 30, 2017. The number of shares of DLR common stock and DLR OP common units to be issued was determined based on the number of shares of DFT common stock, shares of restricted DFT common stock, DFT performance stock units, unexercised options to purchase shares of DFT common stock and DFT OP common units outstanding as of June 30, 2017. Such shares of DFT common stock and DFT OP common units are assumed to remain outstanding until the closing date of the mergers. Further, no effect has been given to any new shares of DFT common stock or DFT OP common units that may be issued or granted subsequent to June 30, 2017 and before the closing date of the mergers. A 10% increase (decrease) in the closing share price of DLR common stock would increase (decrease) the purchase price by approximately $560 million, which, in turn, would increase (decrease) the amount of goodwill recorded in connection with the mergers by the same amount. See Note 2(b) for additional information on our preliminary purchase price allocation, and see Note 2(e) for additional information on the issuance of DLR common stock and elimination of historical DFT equity balances.
(2)	Reflects the conversion of DFT series C preferred stock into the right to receive one validly issued, fully paid and nonassessable share of DLR series C preferred stock.
(3)	Reflects a $62.4 million draw under DLR’s global revolving credit facility, a $1.4 billion draw under the bridge facility and a $104.0 million draw under the mortgage loan facility to repay DFT indebtedness and pay transaction costs in connection with the mergers. Subject to market conditions, DLR may fund a portion of such anticipated debt repayments and transaction costs using sources of debt financing other than DLR’s global revolving credit or bridge facilities. See Note 3(d) for additional information on the interest expense associated with the assumed draw under DLR’s global revolving credit and committed facilities.
(4)	Includes the payoff of $197.8 million, $249.1 million, $837.9 million and $109.6 million outstanding under DFT’s revolving credit facility, term loan, senior notes and mortgage loans, respectively, net of deferred financing costs. The debt has been eliminated from the unaudited pro forma condensed combined balance sheet, with a corresponding decrease to accumulated deficit.
(5)	DLR estimates that the total transaction costs will be approximately $172.0 million. The actual amount may vary. DLR also expects to incur other financing costs and integration costs associated with the mergers. Given the uncertainty of the amounts involved, such financing costs and integration costs are not reasonably estimatable.

(b)

Adjustment reflects the excess of the estimated purchase price as determined in Note 2(a) over the book value of the net tangible and intangible assets to be acquired. Under the acquisition method of accounting, the total estimated purchase price will be allocated to DFT’s net tangible and intangible assets based on their estimated fair values at the date of the completion of the mergers. The following table sets forth the preliminary allocation of the estimated purchase price to DFT’s net tangible

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

and intangible assets and the adjustments to the historical book value of DFT’s net tangible and intangible assets to reflect this preliminary allocation (in thousands):

	Preliminary estimate for allocation of the purchase price	Historical DFT	Pro Forma Adjustment
Land	$309,964	$179,648	$130,316
Buildings and improvements	3,725,440	3,407,545	317,895
Acquired above-market leases	160,599	4,793	155,806
Customer relationships	961,400	—	961,400
In-place lease value	520,713	—	520,713
Tenant origination costs	50,906	26,238	24,668
Non-compete	6,700	—	6,700
Goodwill	1,770,526	—	1,770,526
Acquired below-market leases	(185,067)	(2,214)	(182,853)
Working capital and other	(155,164)	(155,164)	—

Total	$7,166,017	$3,460,846	$3,705,171

Upon closing of the mergers, the purchase consideration will be adjusted for working capital levels and other adjustments as stipulated in the merger agreement.

Upon completion of the fair value assessment, the final purchase price allocation may differ from the preliminary allocation provided above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and the residual amounts will be allocated as an increase or decrease to goodwill. The goodwill recorded is due primarily to the synergies expected to be realized between the two companies and the assembled workforce acquired in connection with the mergers.

The fair value of investment in real estate acquired of $4.0 billion consists of land with an estimated fair value of $0.3 billion, building and improvements with an estimated fair value of $2.9 billion and construction in process, which is classified within building and improvements, with an estimated fair value of $0.8 billion. Investment in real estate is expected to be amortized on a straight-line basis over estimated remaining useful lives of 2 - 39 years.

The components of investment in real estate have been valued using a combination of the income approach, the market approach and the cost approach, which is based on current replacement and/or reproduction cost of the asset as new, less depreciation attributable to physical, functional and economic factors.

The fair value of definite life intangible assets acquired of $1.5 billion consist of customer relationships with an estimated fair value of $1.0 billion, in-place lease value with an estimated fair value of $0.5 billion, acquired above-market leases with an estimated fair value of $0.2 billion, acquired below-market leases with an estimated fair value of ($0.2) billion and tenant origination costs with an estimated fair value of $0.1 billion. The customer relationship value is expected to be amortized on a straight-line basis over an estimated useful life of approximately 19 years, in-place lease value is expected to be amortized on a straight-line basis over an estimated useful life of six years, acquired above-market leases is expected to be amortized on a straight-line basis over an estimated useful life of approximately four years, acquired below-market leases is expected to be amortized on a straight-line basis over an estimated useful life of approximately 12 years and tenant origination costs is expected to be amortized on a straight-line basis over an estimated useful life of seven years.

The fair value of intangible assets is determined primarily using the “income approach,” which is a valuation technique that provides an estimate of the fair value of an asset based on market participants’ expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of the valuations include the estimated annual net cash flows for each indefinite lived or definite lived intangible asset (including net revenues, operating expenses, selling and marketing costs and working capital asset/contributory asset charges), the appropriate discount rate that appropriately reflects the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, and competitive trends as well as other factors.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

(c)	Adjustment eliminates DFT’s historical accumulated depreciation.

(d)	Adjustment eliminates DFT’s historical deferred rent receivable.

(e)	Reflects the issuance of 42.8 million shares of DLR common stock and 6.7 million DLR OP common units at an assumed price of $112.95 per share of DLR common stock and DLR OP common unit, the last reported sales price of DLR’s common stock on the New York Stock Exchange on June 30, 2017, as well as the elimination of all historical DFT common stock, additional paid in capital, redeemable noncontrolling interests—operating partnership and noncontrolling interests in operating partnership balances and transaction costs. The following table sets forth the adjustments impacting common stock, additional paid in capital and distributions in excess of earnings (in thousands):

	Common stock	Additional paid-in capital	Accumulated dividends in excess of earnings	Redeemable noncontrolling interests – operating partnership	Noncontrolling interests in operating partnership
Issuance of DLR common stock / DFT OP common units	$428	$4,837,830	$—	$61,576	$698,224
Elimination of DFT’s historical common stock / DFT OP common unit balances	(78)	(773,321)	—	(579,329)	—
Transaction costs of DLR	—	—	(172,000)	—	—

Adjustments	$350	$4,064,509	$(172,000)	$(517,753)	$698,224

3.	Unaudited Pro Forma Condensed Combined Income Statement Adjustments

The unaudited pro forma condensed combined income statements reflect the effect of the following pro forma adjustments:

(a)	Rental revenue for the three months ended March 31, 2017 is adjusted to: (i) remove ($1.7) million of DFT’s historical straight-line rent; (ii) recognize $3.0 million of total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term from January 1, 2016; (iii) remove $0.2 million of DFT’s historical amortization of the asset or liability created from previous acquisitions of leases with favorable or unfavorable rents; and (iv) amortization of the asset or liability from the acquired leases with favorable or unfavorable rents relative to estimated market rents, including a reduction of $12.7 million from amortization of the asset and an increase of $5.5 million from amortization of the liability, both from January 1, 2016. Rental revenue for the year ended December 31, 2016 is adjusted to: (i) remove $0.1 million of DFT’s historical straight-line rent; (ii) recognize $20.0 million of total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term from January 1, 2016; (iii) remove $0.4 million of DFT’s historical amortization of the asset or liability created from previous acquisitions of leases with favorable or unfavorable rents; and (iv) amortization of the asset or liability from the acquired leases with favorable or unfavorable rents relative to estimated market rents, including a reduction of $50.8 million from amortization of the asset and an increase of $21.7 million from amortization of the liability, both from January 1, 2016. We amortized the asset or liability from the acquired leases with favorable or unfavorable rents relative to estimated market rents using the remaining lease term associated with these leases, which approximated eight years.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

(b)	Reflects the net impact on depreciation and amortization expense of the following adjustments:

•	An increase to depreciation and amortization expense of $7.8 million and $36.1 million for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively, as a result of fair value accounting for investment in real estate and other fixed assets acquired in the mergers.

•	An increase to depreciation and amortization expense of $49.4 million and $224.2 million for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively, as a result of fair value accounting for definite-lived intangible assets acquired in the mergers.

For the three months ended March 31, 2017, real estate depreciation expense for the assets acquired in the mergers would have been $85.3 million and non-real estate depreciation expense would have been $0.1 million. For the year ended December 31, 2016, total real estate depreciation expense for the assets acquired in the mergers would have been $360.9 million and non-real estate depreciation expense would have been $7.2 million.

(c)	DLR expects to incur additional general and administrative costs as a result of the mergers that will include, but are not limited to, incremental salaries and benefits, audit, tax and legal fees and other administrative costs. As DLR has not yet entered into contracts with third-parties to provide the services included within this estimate, these expenses do not appear in the unaudited pro forma condensed combined income statements.

(d)	Reflects the net reduction in interest expense of $2.8 million and $5.0 million for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively, due to the following adjustments:

•	An increase in interest expense of $9.5 million and $37.8 million for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively, due to a $62.4 million draw under DLR’s global revolving credit facility, which will bear interest at LIBOR plus 1.00% (estimated to be 2.22%), a $1.4 billion draw under the bridge facility, which will bear interest at LIBOR plus 1.10% (estimated to be 2.32%) and a $104.0 million draw under the mortgage loan facility, which will bear interest at 3.70%), to consummate the mergers. In addition, amortization of deferred loan fees related to the committed facilities would total $0.0 million and $9.3 million for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively. A hypothetical 0.125% increase or decrease in the expected weighted average interest rate would increase or decrease interest expense associated with this additional debt by $0.5 million and $1.8 million for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively. Subject to market conditions, DLR may fund a portion of the debt repayment and transaction costs using sources of debt financing other than DLR’s global revolving credit or the bridge facilities. Such alternative debt financing may bear interest at a rate greater or less than DLR’s global revolving credit or the bridge facilities, which would cause DLR’s actual interest expense to exceed or be less than the interest expense reflected in the unaudited pro forma condensed combined income statements.

•	A reduction in interest expense of $11.5 million and $48.3 million for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively, due to the payoff of DFT debt in connection with the mergers, and elimination of the associated deferred financing cost amortization of $0.8 million and $3.7 million for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively.

(e)	Adjustment reflects the noncontrolling interest portion of the adjustments to the unaudited pro forma condensed combined income statements.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

(f)	The calculation of basic and diluted income per common share was as follows:

	Three Months Ended March 31, 2017
	(in thousands, except for per share data)
	DLR Historical	DFT Historical	Pro Forma Combined Company
Net income from continuing operations available to common stockholders, basic and diluted	$66,145	$35,230	$48,685
Weighted average common shares outstanding, basic (1)	159,297	76,670	202,132
Weighted average common shares outstanding, diluted (1)	160,422	77,651	203,257
Net income per share available to common stockholders, basic	$0.42	$0.46	$0.24
Net income per share available to common stockholders, diluted	$0.41	$0.45	$0.24

	Year Ended December 31, 2016
	(in thousands, except for per share data)
	DLR Historical	DFT Historical	Pro Forma Combined Company
Net income from continuing operations available to common stockholders, basic and diluted	$332,088	$123,965	$211,252
Weighted average common shares outstanding, basic (1)	149,954	73,003	192,789
Weighted average common shares outstanding, diluted (1)	150,680	73,839	193,515
Net income per share available to common stockholders, basic	$2.21	$1.69	$1.10
Net income per share available to common stockholders, diluted	$2.20	$1.67	$1.09

(1)	The pro forma weighted average common shares assume that the DLR shares issued to DFT stockholders in connection with the mergers were issued as of January 1, 2016.